PROMISSORY NOTE

$425,000.00                                                    December 29, 2005

1. For value received, Swiss Medica, Inc. ("Swiss Medica") promises to pay to Reid Partners 1 Inc. ("RP1"), its successors and assigns, at the Hamlet of Sherwood Park, in the Province of Alberta, the principal sum of $425,000.00 (Canadian) at the times and in the manner hereinafter provided, together with interest and all other monies which may be from time to time owing hereunder or pursuant hereto.

2.    Principal Payment

      Subject to the provisions of this Promissory Note, the principal sum shall be paid in full on March 28, 2006.

3.    Interest

      Interest shall be calculated from and including maturity (March 28, 2006) on the balance from time to time outstanding of the principal sum as well as any overdue interest and any other monies due and payable thereunder, after maturity or default and both before and after judgment, at a rate per annum equal to 24%. Accrued interest shall be calculated and paid monthly.

4.    Prepayment

      Swiss Medica may prepay this Promissory Note prior to maturity either in whole or in part at any time upon payment of the principal sum of $425,000.

5.    Covenants

      Swiss Medica hereby covenants and agrees that for so long as there shall be monies owing under or pursuant to this Promissory Note, Swiss Medica will pay all costs and expenses incurred by RP1 for the collection of the amounts owing from time to time under this Promissory Note including, without limitation, all legal fees, disbursements and other costs on a solicitor and his own client basis.

6.    Default and Remedies

      If Swiss Medica fails to pay any principal or interest due to RP1 under this Promissory Note at the time and in the manner provided herein, all outstanding principal amounts, together with unpaid and accrued interest thereon, shall thereupon become due and payable without notice of dishonour or any other demand or notice whatsoever, all of which are hereby expressly waived by Swiss Medica, and thereupon RP1 may exercise all rights, remedies, powers and privileges afforded by law or in equity and, without limiting the generality of the foregoing, may commence such legal action or proceedings against Swiss Medica as may be permitted by law, in equity, by statute or otherwise, as RP1 deems expedient in its sole discretion in order to collect amounts owing to RP1 under this Promissory Note.

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7.    Waiver

      Swiss Medica hereby waives demand and presentment for payment, notice of non-payment, protest and notice of protest of this Promissory Note.

8.    Governing Law

      This Promissory Note is made pursuant to and shall be governed by and interpreted in accordance with the laws of the Province of Alberta.

      IN WITNESS WHEREOF Swiss Medica has executed this Promissory Note as of the day and year first above written.

                                        SWISS MEDICA, INC.

                                        By:
                                               ---------------------------------
                                        Name:
                                        Title:

                                        I have the authority to execute and
                                        deliver this Promissory Note on behalf
                                        of Swiss Medica Energy Inc.